Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-163478) of Applied DNA Sciences, Inc. of our report dated December 8, 2011, relating to the consolidated financial statements, which appears in this annual report on Form 10-K.

/s/ RBSM LLP

New York, New York
December 8, 2011